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                                                                Exhibit 3.2
                                     [STATE SEAL]


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                       STATE OF WASHINGTON  SECRETARY OF STATE
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1, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this


                               CERTIFICATE OF AMENDMENT

                                          to

                             ROTARY DIESELS, INC. (RODI)

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

              Changing name to RODI POWER SYSTEMS, INC.





U.B.I. Number. 601 344 872                        Date:  May 24, 1993




                                  Given under my hand and the seal of the State of Washington, at Olympia, the State Capital



                                         /s/ RALPH MUNRO
                                         -------------------------------
                                         Ralph Munro, Secretary Of State

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                                 State of Washington
                                Corporations Division
                           Office of the Secretary of State


                               ARTICLES OF AMENDMENT



    Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment(s) to the corporation's Articles of Incorporation.

    1.   The name of the corporation is Rotary Diesels, Inc. (RODI).
                                       -------------------------------
            (Note: Corporate name listed above must be identical to the records of the Office of the Secretary of State.)

    2.    The text of EACH amendment(s) as adopted is (are) as follows:
                                 (Attach separate sheet, if necessary)

         Article One (1) is changed as follows: The name of the Corporation shall be RODI Power Systems, Inc.



    3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the text of the amendment itself, are as follows:
         N/A

    4.   The date of adoption of EACH amendment(s) was:
         May 15, 1993.

    5.   The amendment(s) was (were) adopted by:
         Check one of the following statements:

         (   ) The incorporators.  SHAREHOLDER ACTION WAS NOT REQUIRED.

         ( X ) The board of directors.  SHAREHOLDER ACTION WAS NOT REQUIRED.

         (   ) Duly approved shareholder action in accordance with the
               provisions of RCW 23B.10.030 and RCW 23B.10.040.
               (Note: Please refer to copy of statutes listed on instruction sheet.)

    6. These Articles will be effective upon filing, unless an extended date and/or time appears here: N/A, 19__________.
         (Note: Extended effective date may not be set at more than 90 days beyond the date the document is stamped "Filed" by the Secretary of State)

    Dated:  May 15, 1993.
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                                       /S/Byron R. Spain
                                       ----------------------------------------
                                       (Signature of person authorized to sign)

                                       Byron R. Spain, Chairman/CEO
                                       ----------------------------------------
                                       (Type or Print Name and Title)